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Exhibit 10.24

                                 BAY AREA BANK
                              SEVERANCE PAY POLICY

Severance Pay.  In the event that an employee of Bank is terminated due to job
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elimination or layoff, the terminated employee will be paid a sum equal to one
(1) week current salary for each full year of employment with Bank ("Severance Pay"), but in no event shall the total number of weeks salary to which the employee is entitled exceed twenty-six (26) weeks.

Change of Control.  In the event that the Bank undergoes a change of control and
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an employee's employment with Bank or its successor is terminated within twenty-
four (24) months following the change of control, due to job elimination, layoff or resignation for good reason, that employee's Severance Pay will be as follows:

     Nonexempt:  If less than two (2) years of service, then four (4) weeks'
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     current salary.  If over two (2) years of service, then four (4) weeks plus one (1) week for each year of service up to a maximum of twenty-six (26) weeks' current salary.

     Exempt up through Assistant Vice President:  If less than two (2) years of
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     service, then eight (8) weeks' current salary.  If over two (2) years of service, then eight (8) weeks plus one (1) week for each year of service up to a maximum of twenty-six (26) weeks' current salary.

     Vice President:  If less than two (2) years of service, then twelve (12)
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     weeks' current salary.  If over two (2) years of service, then twelve (12)
     weeks plus one (1) week for each year of service up to a maximum of twenty-six (26) weeks' current salary.

     Senior Vice President:  If less than two (2) years of service, then twenty-
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     four (24) weeks' current salary.  If over two (2) years of service, then twenty-four (24) weeks plus two (2) weeks for each year of service up to a maximum of Fifty-two (52) weeks' current salary.

     Executive Vice President and President:  If signs a representation letter
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     including a covenant not to compete in the Bank's primary service area for twelve months, then twenty-two (22) months' current salary. Either or both the President and Executive Vice President shall also be entitled to twenty-two (22) months' current salary if he resigns for no reason, provided he resigns during a window period of 30 days beginning on the 1 year anniversary of a change of control and provided he signs a representation letter including a covenant not to compete in the Bank's primary service area for twelve months.

     COBRA: In the event an employee is entitled to Severance Pay pursuant to
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     the Change of Control provisions of the Severance Pay Policy, such employee shall also be entitled to have the Bank (or its successor) pay such employee's COBRA payments at the rate of up to $500 per month for a period of time equal to the number of weeks of Severance Pay paid to such employee.
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Ineligible Termination.  If the employee is terminated by Bank or its successor
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for cause related to the employee's performance, misconduct, fraud or theft, the employee will not be eligible for any severance pay under this Policy.
Similarly, if the employee is terminated, for any reason whatsoever, during the employee's Introductory Period, the employee will not be eligible for any severance pay under this Policy.

Definitions.  Current salary is defined as the then current base salary plus the
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average of bonuses for the immediately preceding three (3) years.  Change of control is defined as a change in ownership of at least 51% of the outstanding voting shares of the Bank. Good reason is defined as any of the following: (i) reduction of current level of base salary or employee benefits coverage; (ii) material diminution in title, authority or responsibilities; or (iii) relocation of principal place of business to more than twenty-five (25) miles from existing location.